SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report: August 8, 2005

CLX INVESTMENT COMPANY, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	0-9392	84-0749623
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

43180 Business Park Dr., Temecula CA 92590

(Address of principal executive offices)

Registrant's telephone number, including area code: (951) 587-9100

N/A

(Former name or former address, if changed since last report)

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officer

On August 8, 2005, the Company accepted the resignation from Shane H. Traveller as the Company's Chairman of the Board of Directors. Effective as of the same date, to fill the vacancy created by Mr. Traveller's resignation, the Board of Directors appointed James Bickel as a member of the board. Also, on this date, Robert McCoy, an existing director of the company, was appointed Chairman of the Board of Directors. The Board of Directors now consists of Robert McCoy, Arthur Stone and James Bickel, each of whom is an independent director.

The following biographical information is provided:

James Bickel - Mr. Bickel has over 40 years’ experience in sales and senior management positions with manufacturing based companies: as the president of Allison Spring and Manufacturing (1968-1973), Bicor Machinery and Manufacturing (1974-1979), and Keel Corporation (1980-1986), all California based manufacturing companies of high tech metal parts and assemblies. From 1986 through 2002 Mr. Bickel served as vice president of Uniglobe USA and president of Uniglobe Midpacific assisting in building a national travel franchise system with over 900 locations and later built golf retail franchise system. Since 2002 Mr. Bickel has acted as vice president and secretary of World Health and Education Foundation and as vice chairman of MedChannel LLC, a medical device company serving radiology and surgical markets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLX INVESTMENT COMPANY, INC.

August 9, 2005	/s/ Tammy Dunn
Date	Tammy Dunn, Chief Executive Officer